Exhibit 99.1

Dectron Internationale to file as Foreign Private Issuer

Montreal, Quebec - Wednesday, September 13, 2006—Dectron Internationale Inc. (NASDAQ: DECT / TSX: DTL) today announced that, effective immediately, it will satisfy its reporting obligations under Section 13(a) of the U.S. Securities Exchange Act of 1934 by filing reports with the Securities and Exchange Commission (SEC) on forms available for use by Foreign Private Issuers. Although Dectron has held the status of a foreign private issuer continuously, the Company historically has elected to file forms used by U.S. domestic reporting companies.

As a result of the change announced today, Dectron will no longer file its periodic reports with the SEC on Forms 10-K and Form 10-Q, or current reports on Form 8-K. Instead, the Company will file its future annual reports, beginning with the report for the fiscal year ending January 31, 2007, on Form 20-F, which is available to Canadian companies filing reports with the SEC. In addition, other than file quarterly reports on Form 10-Q, Dectron will file periodic reports on Form 6-K. The Company will continue to disclose its financial results on the Toronto Stock Exchange (www.sedar.com) within a comparable timeframe, and with a similar level of disclosure, as it does presently.

Forward Looking Statements:

This news release contains certain forward-looking statements. All statements other than statements of historical fact, included herein, including without limitation, the future plans and objectives of Dectron Internationale Inc. are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

About Dectron Internationale Inc.:

Dectron Internationale is a global provider of highly-engineered IAQ (Indoor Air Quality) and HVAC-R (Heating, Ventilation & Air Conditioning and Refrigeration) products and services to the building systems, food processing, medical, petrochemical, and various industrial, institutional, government and commercial markets.

For further information, please contact:

Dectron Internationale Inc.	Renmark Financial Communications
Glenn La Rusic	Phone: (514) 939-3989
Chief Financial Officer	Fax: (514) 939-3717
Phone : (514) 336-3330	www.renmarkfinancial.com
investor@dectron.com
www.dectron.com

Investors:
Tina Cameron: tcameron@renmarkfinancial.com
Henri Perron: hperron@renmarkfinancial.com

Media:
Lynda Martineau: lmartineau@renmarkfinancial.com